GreeneStone Buys Canadian Real Estate Assets,

Sells Canadian Addiction Treatment Business, and Acquires Addiction Treatment Business in Florida

TORONTO, ONTARIO – February 14, 2017 – GreeneStone Healthcare Corporation (OTCQB: GRST) (“GreeneStone” “GRST” or the “Company”), a provider of healthcare services including addiction and mental health, has completed the acquisition of all of the stock of Cranberry Cove Holdings which owns the real estate used by GreeneStone’s addiction treatment facility in Muskoka, Ontario. This purchase was completed to allow the Company to sell its Canadian addiction treatment business so that it could pay down debt and close on its previously announced acquisition of the U.S.-based treatment center in Delray Beach, Florida.

The first-class treatment center in Canada was developed and built by GreeneStone, which employed modern techniques and philosophies to successfully treat hundreds of clients. The Company sought to expand into the U.S., where it could revolutionize treatment in that country with the skills it acquired in Canada. Selling the Canadian operation is believed to be the best overall solution to reduce debt and advance expansion plans. The Company through its newly acquired subsidiary will own and lease the Muskoka clinic building to the purchaser of the clinic’s operational assets.

The acquisition of Cranberry Cove Holdings was from Leon Investments, which is owned indirectly by Shawn Leon, the President and CEO of GreeneStone. The purchase of the real estate was previously approved by the shareholders in 2015, based on its appraised value of CDN$10,000,000. The total consideration paid by GreeneStone was CDN$10,000,000 and was funded by the assumption of existing debt on the real estate, the cancellation of certain indebtedness owing to GreeneStone in the amount of CDN$659,918 and the issuance of 60,000,000 shares of the Company’s common stock to Leon Investments, valued at US$0.03 per share.

The sale of the operation assets of the clinic was for a total consideration of CDN$10,000,000, plus an additional CDN$3,000,000 performance payment to be received in 2019 if certain clinic performance metrics are met. The purchaser completed the sale with cash proceeds to the Company of CDN$10,000,000, of which CDN$1,500,000.00 will remain in escrow for up to two years to cover indemnities given by the Company. These two transactions closed on February 13, 2017.

Also on February 13, 2017, immediately after closing on the sale of its Canadian clinic business, GeeneStone closed on the acquisition of the business and real estate assets of Seastone addiction treatment center in Delray Beach, Florida. This business will be operated through a newly formed Florida limited liability company named Seastone Delray Healthcare LLC. The purchase price for the Seastone assets was US$6,150,000 financed with a purchase money mortgage of US$3,000,000, a US$250,000 convertible promissory note from one of the sellers of the assets, and US$2,900,000 cash. Seastone Delray Healthcare, LLC received its regular license to operate from the Department of Children and Family Services of Florida effective February 14, 2017.

"We are very pleased with this transformational event for the Company. We have been able to eliminate debt that was accumulated during the building of the Canadian business in 2012 and 2013, and we will benefit from a stable cash flow generated by rental income from the lease of the Muskoka clinic while we build the business in Florida,” says Leon.

About GreeneStone Healthcare Corporation

GreeneStone Healthcare Corporation (OTCQB: GRST) operates in the behavioral healthcare space specifically in the treatment of substance use disorders. GreeneStone developed a unique style of treatment over the last six years and has had much success with in-patient treatment for adults. Greenestone will continue to develop its programs with its expansion into the United States. For more information you can visit our website at www.greenestoneclinic.com and www.greenestone.net.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For information please contact:

GreeneStone Healthcare Corporation

416-222-5501

information@greenestone.net

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